Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.29

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT is made and entered into this 5th day of December, 2012, by and between: DURECT CORPORATION, a Delaware corporation (hereinafter referred to as the “LICENSEE”) with its principal place of business at 10260 Bubb Road, Cupertino, CA 95014, and VIRGINIA COMMONWEALTH UNIVERSITY INTELLECTUAL PROPERTY FOUNDATION (hereinafter referred to as the “LICENSOR”), and with its principal place of operation at Virginia Commonwealth University, 800 E. Leigh Street, Suite 3000, Richmond, Virginia 23298-0568.

WHEREAS, LICENSOR is charged with management and licensing of intellectual properties developed at Virginia Commonwealth University (“VCU”) and, under VCU intellectual property policy, inventions made by employees of VCU or made using the facilities of VCU are required to be assigned to VCU and managed by LICENSOR;

WHEREAS, VCU and/or the United States Department of Veterans Affairs (hereinafter called “VA”) are joint or sole owners of all right, title, and interest in patent applications and inventions and know-how associated with the VCU Invention Disclosures as listed in Appendix A attached hereto and made a part hereof, and other LICENSED TECHNOLOGY (defined herein).

WHEREAS, LICENSOR and the VA are parties to an Inter-Institutional Agreement (the “IIA” attached as Appendix C) dated [* * *] which provides that LICENSOR is authorized to (a) negotiate, execute and administer license agreements granting rights to LICENSED PATENT RIGHTS (defined herein) on behalf of VA and (b) receive on behalf of VA amounts paid in consideration of such grant of rights and to share a portion of such amounts with VA;

WHEREAS, LICENSOR and LICENSEE entered into an Option Agreement on [* * *] (hereinafter “Option Agreement”) and an Amendment to the Option Agreement effective [* * *], and LICENSEE has exercised its right to license LICENSED TECHNOLOGY and LICENSED PATENT RIGHTS;

WHEREAS, among other things, this Agreement is intended to implement the binding terms set forth in the Term Sheet Appendix to Option Agreement signed by the parties and dated [* * *];

WHEREAS LICENSEE is desirous of acquiring from LICENSOR certain rights set forth below and LICENSOR wishes to grant licenses to such rights to LICENSEE as set forth herein;

NOW, THEREFORE, in consideration of the promises and the covenants set forth herein, LICENSOR and LICENSEE agree as follows:

I. DEFINITIONS

The following definitions shall apply in the interpretation of this Agreement.

1.1 “AFFILIATE” of any company means any corporation which, directly or indirectly, controls or is controlled by, or is under direct or indirect common control with, such company; and for the purposes of this definition “control” (including “control by” and “under common control with”) as used with respect to any corporation or company, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or company, through the ownership of more than 50% of the voting shares.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.2 “CALENDAR QUARTER” means the three-month period ending March 31, June 30, September 30, or December 31 in any year.

1.3 “CDA” shall have the meaning ascribed to such term in Section 9.12.

1.4 “COLLABORATION IMPROVEMENTS” means IMPROVEMENTS not falling under the SRA TECHNOLOGY, that are developed, generated, made, conceived or reduced to practice jointly by or on behalf of INVENTOR(S) and NON-INVENTOR(S).

1.5 “COMMERCIALLY REASONABLE EFFORTS” shall mean [* * *].

1.6 “Dual Appointment Personnel or DAP” shall mean any person who is employed by both VCU and VA, or [* * *].

1.7 “EFFECTIVE DATE” shall mean the date of the Agreement set forth above.

1.8 “FIELD OF USE” shall mean all fields of use.

1.9 “Force Majeure” shall have the meaning ascribed to such term in Section 9.9.

1.10 “IMPROVEMENT(S)” means [* * *].

1.11 “Indemnitees” shall have the meaning ascribed to such term in Section 9.5.

1.12 “INVENTOR(S) means [* * *].

1.13 “INVENTOR IMPROVEMENT(S)” means [* * *].

1.14 “Joint Patents” shall have the meaning ascribed to such term in Section 8.2.

1.15 “Liabilities” shall have the meaning ascribed to such term in Section 9.5.

1.16 “LICENSED PATENT RIGHTS” shall mean [* * *].

1.17 “LICENSED PRODUCTS” shall mean any product or process in the FIELD OF USE embodying LICENSED TECHNOLOGY or that incorporates, is covered, disclosed or claimed by, or is made, in whole or part, by the use of the LICENSED PATENT RIGHTS.

1.18 “LICENSED TECHNOLOGY” shall mean and include:

(i)	the technologies, inventions and know-how associated with the [* * *],

(ii)	SRA TECHNOLOGY, INVENTOR IMPROVEMENT(S), COLLABORATION IMPROVEMENTS and any NON-INVENTOR IMPROVEMENT(S) that LICENSEE elects to add to this AGREEMENT under Section 2.3,

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii)	any and all non-patented or non-patent pending technical information, formulations, compounds, compositions, products, processes, know-how, trade secrets, data, specifications, methods of manufacture or use including but not limited to [* * *] and other proprietary information, that are:

a.	controlled by VCU, and

b.	related to the VCU Invention Disclosures listed in Appendix A, and

c.	developed, generated, made, conceived or reduced to practice by or on behalf of INVENTOR(S), alone or with others, during the course of research conducted by them, in accordance with Section 2.3.

[* * *] and

(iv)	Other technologies, inventions and know-how associated with the VCU Invention Disclosures listed in Appendix A that were discovered or invented by or on behalf of INVENTOR(S) as of the EFFECTIVE DATE, including the following: [* * *].

1.19 “MAJOR MARKET” means [* * *].

1.20 “NET SALES” shall mean the amounts received by LICENSEE and its AFFILIATES and SUBLICENSEES from the commercial use of LICENSED PRODUCTS, or the commercial sale of LICENSED PRODUCTS, from non-AFFILIATED third parties in arm’s length transactions, less, to the extent such deductions or allowances can be documented by LICENSEE: (i) shipping costs (including freight, postage, handling and standard transportation charges such as insurance and packing and distribution charges), (ii) allowances or credits because of returned, rejected or recalled LICENSED PRODUCTS as actually allowed, (iii) other discounts, credits and allowances including normal and customary quantity discounts, cash discounts (including discounts for prompt payment), and customary trade promotional allowances and credits (including adjustments such as those granted on account of co-pay reduction programs, price adjustments, billing errors, damaged goods, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, healthcare insurance carriers, group purchasing organizations, managed health care organizations, wholesalers, pharmacy benefit management or similar organizations, federal, state/provincial, local and other governments, including their agencies, trade customers or other institutions), and discounts mandated by or granted in response to laws or regulations, retroactive price reductions or rebates paid or credited to any governmental authority or agency or third party payor, administrator or contractee, including in respect of any government subsidized program (including without limitation Medicare and Medicaid rebates), and (iv) taxes including import, export, use, excise and sales taxes, tariffs and duties (including customs duties) and other governmental charges imposed on the importation, use or sale of LICENSED PRODUCTS (including without limitation, value-added and withholding taxes). [* * *]

1.21 “NON-INVENTOR(S)” means any VCU/ VA Personnel who is not an INVENTOR.

1.22 “NON-INVENTOR IMPROVEMENT(S)” means [* * *].

1.23 “Patent Prosecution Costs” shall have the meaning ascribed to such term in Section 4.5.

1.24 “Proprietary Information” means [* * *].

1.25 “Royalty Holiday” shall have the meaning ascribed to such term in Section 3.5.

1.26 “SRA” means the Sponsored Research Agreement by and between VCU and LICENSEE, effective [* * *].

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.27 “SRA TECHNOLOGY” means PROJECT TECHNOLOGY (defined in the SRA) and any technology, data, ideas, inventions, discoveries and IMPROVEMENTS, and the intellectual property rights therein and thereto including PROJECT PATENT RIGHTS (defined in the SRA) and enforcement rights, that are developed, generated, made, conceived or reduced to practice, in whole or in part, by INVENTOR(S), alone or with others, directly or indirectly in the performance or as a result of the SRA Project (defined in the SRA).

1.28 “SUBLICENSEE” shall mean any non-affiliated third party to whom LICENSEE has granted a SUBLICENSE. SUBLICENSEE shall also mean any non-affiliated third party to whom a SUBLICENSEE has granted a SUBLICENSE. “SUBLICENSE” shall mean an agreement in which LICENSEE or SUBLICENSEE (i) grants any of the rights licensed to LICENSEE hereunder, or (ii) agrees not to assert such rights or to sue, prevent or seek a legal remedy for the practice of any of the rights licensed to LICENSEE hereunder. Notwithstanding the foregoing, a SUBLICENSEE shall not mean a successor entity or an entity that acquires all or substantially all of the stock, business or assets of LICENSEE, or all or substantially all of the stock, business or assets of LICENSEE that relate to the LICENSED TECHNOLOGY or LICENSED PATENT RIGHTS, whether by acquisition, merger, sale of stock, sale of assets or otherwise.

1.29 “SUBLICENSING REVENUE” shall mean payments or fair market value of non-cash consideration received by LICENSEE from a SUBLICENSEE under and in consideration for its SUBLICENSE, including if applicable, license issue fees and other licensing fees, milestone payments or other payments. [* * *] [* * *] To determine the basis on which SUBLICENSING REVENUE is to be calculated, the following amounts shall be excluded, [* * *].

1.30 “VALID CLAIM” shall mean a claim of an issued and unexpired patent within the LICENSED PATENT RIGHTS that has not been (i) cancelled with prejudice, (ii) declared invalid or unenforceable by decision of a court of competent jurisdiction or other governmental authority, (iii) admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (iv) abandoned.

II. GRANT

2.1 LICENSOR hereby grants to LICENSEE an exclusive, royalty bearing, worldwide license under LICENSED TECHNOLOGY and LICENSED PATENT RIGHTS to develop, make, have made, use, offer to sell, sell, export and import LICENSED PRODUCTS and to use, practice and otherwise exploit methods embodying LICENSED TECHNOLOGY and/or that are disclosed in, covered or claimed by LICENSED PATENT RIGHTS, with the right to SUBLICENSE others through multiple tiers of sublicensees under the terms of Article VIII, throughout the term hereof in the FIELD OF USE. This grant shall be subject to the payment by LICENSEE to LICENSOR of all consideration as provided in this Agreement, and shall be further subject to the rights retained by LICENSOR, VCU, and VA:

(a)	subject to Section 9.20, publish the scientific findings from research related to LICENSED PATENT RIGHTS,

(b)	to practice under the LICENSED PATENT RIGHTS for internal educational, research, and other internal non-commercial purposes, except that such purposes shall not include any testing or other use in humans without the LICENSEE’s prior written consent which may be withheld in its sole discretion. LICENSOR will not file for any regulatory approvals to test or market any LICENSED PRODUCTS anywhere in the world,

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)	Subject to the limitations set forth in Section 2.1(b) above, such reservation shall include the right to extend such right to practice under the LICENSED PATENT RIGHTS for internal educational and research purposes (but not for patient care and treatment, or any other internal purpose) to subsequent employers of any of the INVENTORS, but only to the extent that such employers are not-for-profit organizations, and

(d)	For biological materials and/or research tools that are covered under the LICENSED TECHNOLOGY and could be considered a NIH-funded research resource (collectively and hereinafter “Materials”), such reservation shall further include the right to provide such Materials and to grant licenses under the LICENSED PATENT RIGHTS, to not-for-profit and governmental institutions for their non-commercial, internal research and scholarly use only, in accordance with the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources (as published in the U.S. Federal Register / vol. 64, No. 246 - 12/23/99). Notwithstanding the foregoing, the parties understand and agree that[* * *]are not and shall not be deemed Materials under this Section 2.1(d).

(e)	LICENSOR agrees to notify LICENSEE in writing no less than [* * *] prior to taking any of the actions described in Sections 2.1(c) or 2.1(d) above.

(f)	Under the IIA, VA is obligated to receive and treat as confidential, LICENSEE’s Proprietary Information that LICENSOR provides to the VA in fulfillment of its obligations under the IIA and not disclose such Proprietary Information without the prior written consent of LICENSOR. LICENSOR shall promptly notify LICENSEE in writing if during the term hereof, the IIA is amended, expires or terminates, or if the confidentiality obligations of VA under the IIA change.

2.2 Notwithstanding anything herein to the contrary, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which may attach as a result of Government sponsorship of research at VCU, in which the invention covered by the LICENSED PATENT RIGHTS was conceived or reduced to practice, as set forth in 35 U.S.C. §§200-206, 37 C.F.R. Part 401 and in the relevant Government research contracts with VCU, and as such rights and requirements may be amended or modified by law. To the extent applicable, such rights and requirements include without limitation (i) the grant of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the Government any of the LICENSED PATENT RIGHTS throughout the world (as set forth in 35 U.S.C. §202(c)(4)), and (ii) the requirement that LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States (as set forth in 35 U.S.C. §204).

2.3	LICENSOR shall promptly disclose to LICENSEE in writing, [* * *]

III. PAYMENT PROVISIONS

3.1 In consideration for the rights, privileges and licenses granted under this Agreement, the LICENSEE shall pay to LICENSOR the fees and royalties specified in Article IV and Appendix B, attached hereto and incorporated herein by reference.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.2 With each report submitted under Section 5.2 of this Agreement, LICENSEE shall make all payments to LICENSOR that are due and payable under Article III of this Agreement. If no royalties are due, LICENSEE shall so report.

3.3 LICENSEE shall be obligated to pay royalties on all NET SALES of LICENSED PRODUCTS that are sold commercially under this license as described in Appendix B [* * *]. LICENSEE shall continue to make reports concerning royalties on NET SALES of LICENSED PRODUCTS payable in accordance with Article III after termination of the license, until such time as all such LICENSED PRODUCTS produced under the license and sold pursuant to Section 7.5, have been sold or destroyed. [* * *] the submittal of each post-termination report, LICENSEE shall pay LICENSOR all applicable royalties.

3.4 All payments due the LICENSOR must be paid in U.S. currency to the LICENSOR. The LICENSEE must convert NET SALES invoiced in foreign currency into equivalent U.S. currency at the exchange rate for the foreign currency [* * *]. Royalty payments shall be based on NET SALES of LICENSED PRODUCT in any country where a VALID CLAIM of a LICENSED PATENT RIGHT covering a LICENSED PRODUCT or its manufacture, use or sale is in effect, and on NET SALES of LICENSED PRODUCT in a country to which the LICENSED PRODUCT has been exported, but no VALID CLAIM of a LICENSED PATENT RIGHT covers the LICENSED PRODUCT or its manufacture, use or sale in such country of sale, but the LICENSED PRODUCT was produced in a country where a VALID CLAIM of a LICENSED PATENT RIGHT covering the manufacture of such LICENSED PRODUCT was in effect at the time of such manufacture. LICENSEE agrees to pay interest of [* * *], on any delinquent undisputed payments to LICENSOR. LICENSEE shall calculate the correct late payment charge, and shall add it to each such late payment.

3.5 Royalty Holiday. LICENSEE shall not be obligated to pay royalties to LICENSOR hereunder with respect to a LICENSED PRODUCT while there is a pending third party claim of actual or alleged infringement or misappropriation of intellectual property rights as a result of the composition of matter, manufacture, use, sale, offer for sale or import of such LICENSED PRODUCT (such period of time to be referred to as a “Royalty Holiday”). After such third party claim has been finally resolved (either through a final and binding settlement or by a determination by a court of competent jurisdiction from which an appeal cannot be taken), LICENSEE’s royalty payment obligation shall recommence and any royalty payments that accrued but were not paid to LICENSOR during such Royalty Holiday shall be paid to LICENSOR subject to and in accordance with Appendix B, subsection 2(d). For the purposes of clarity, such Royalty Holiday is only applicable when the alleged infringement pertains to the LICENSED TECHNOLOGY licensed to LICENSEE under this Agreement and does not apply when aspects of the LICENSED PRODUCT not relating to the LICENSED TECHNOLOGY are alleged to infringe.

IV. DILIGENCE AND PATENT PROSECUTION

4.1 The LICENSEE will use its COMMERCIALLY REASONABLE EFFORTS to bring one or more LICENSED PRODUCTS to market and to market LICENSED PRODUCTS throughout the life of this Agreement. It is agreed that LICENSEE may meet its obligations under Sections 4.1 and 4.2 of this Article IV through one or more AFFILIATES, SUBLICENSEES, co-promoters, sales representatives, distributors and/or subcontractors. Moreover, LICENSEE shall not be required to obtain regulatory approval for, or market and sell, LICENSED PRODUCTS in countries other than those where, in LICENSEE’s reasonable opinion, there is a significant market for LICENSED PRODUCTS.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.2 To be in compliance with Section 4.1, the LICENSEE must meet the following diligence requirements:

[* * *]

4.3 Article IV is a material term of this Agreement, without which the license granted under Article II would not have been made, and the LICENSEE’s failure to perform in accordance with Sections 4.1 and 4.2 would constitute a material breach of this Agreement.

4.4 LICENSOR shall have exclusive responsibility for the preparation, filing, prosecution, and maintenance of the LICENSED PATENT RIGHTS, including choice of patent counsel; [* * *]. LICENSOR shall keep LICENSEE fully informed of the preparation and filing of patent applications and of patent prosecution and the maintenance of patents in relation to the LICENSED PATENT RIGHTS, and LICENSEE shall be given an opportunity to review and provide input with respect thereto, including the right to comment on strategy and prosecution and make suggestions for claims, and LICENSOR agrees to take into account LICENSEE’s input. Without limiting the foregoing, LICENSOR shall send to LICENSEE and LICENSEE shall receive drafts of proposed patent applications, patent office responses and foreign counsel instructions at least [* * *] before their submission. LICENSOR shall provide LICENSEE with all reasonable opportunities, including direct access to LICENSOR’s patent counsel, to participate in the drafting of applications, petitions, responses to office actions and other inquiries of patent examining authorities, and in the conduct of interviews with, and other oral arguments to, such authorities. LICENSEE shall also have the right to make requests to LICENSOR as to when and where to file patent applications, continuations, divisionals, continuations-in-part, substitutes, renewals, reissues, extensions, confirmations, reexaminations and registrations with respect to the LICENSED PATENT RIGHTS and LICENSOR will [* * *].

4.5 LICENSEE shall reimburse [* * *], not already reimbursed by LICENSEE, incurred by LICENSOR after [* * *] and not already reimbursed by LICENSEE as of the EFFECTIVE DATE, and during the term of this Agreement by LICENSOR in filing, prosecuting and maintaining the LICENSED PATENT RIGHTS (the “Patent Prosecution Costs”), within [* * *]. [* * *].

4.6 LICENSOR or its patent counsel shall inform LICENSEE [* * *] (in writing, including via email) as to all developments with respect to the LICENSED PATENT RIGHTS on a worldwide basis, including all actions necessary for the filing, prosecution, issuance and maintenance of LICENSED PATENT RIGHTS (including [* * *] furnishing LICENSEE with copies of all correspondence in relation thereto including copies of communications from the Patent and Trademark Office, including foreign patent offices, and correspondence from foreign patent counsel) and shall [* * *] furnish to LICENSEE copies of all papers received and filed in connection with the prosecution thereof in sufficient time for LICENSEE to comment thereon. LICENSEE shall [* * *] instruct LICENSOR in writing whether to take such action [* * *]. [* * *].

4.7 If LICENSOR decides to file patent applications, continuations, divisionals, continuations-in-part, substitutes, renewals, reissues, extensions, confirmations, reexaminations or registrations with respect to the LICENSED PATENT RIGHTS in any countries other than those countries where LICENSEE has directed LICENSOR to file under Section 4.4, [* * *] shall be responsible for [* * *] associated with the LICENSED PATENT RIGHTS in such countries. If LICENSEE declines to pay [* * *], LICENSOR shall have the right to (i) [* * *] or (ii) [* * *]. In the former case, [* * *]. In the latter case [* * *].

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.8 If LICENSOR decides to abandon prosecution or maintenance of any patent application or patent within the LICENSED PATENT RIGHTS in a country where LICENSEE has requested LICENSOR to make and maintain such filing or patent, LICENSOR shall provide LICENSEE written notice of LICENSOR’s intent to abandon such application or patent in sufficient time to permit LICENSEE in its discretion to continue such prosecution or maintenance. In such event, LICENSEE shall have the right to continue prosecution of said application, or maintenance of such patent [* * *], on behalf of LICENSOR and LICENSEE. In such event, LICENSOR shall execute all documents and perform such acts [* * *] for LICENSEE to continue such prosecution or maintenance. LICENSOR shall also notify LICENSEE in writing if LICENSOR decides not to file any patent applications, continuations, divisionals, continuations-in-part, substitutes, renewals, reissues, extensions, confirmations, reexaminations or registrations with respect to any of the LICENSED PATENT RIGHTS which may be suggested by LICENSEE. Such notice shall be given in sufficient time to permit LICENSEE in its discretion to prepare such filings, in which case LICENSOR shall execute all documents and perform such acts [* * *] for LICENSEE to make such filings.

4.9 LICENSEE shall reimburse Patent Prosecution Costs as follows: [* * *].

4.10 LICENSOR shall have the right to [* * *] terminate this Agreement in the event that [* * *].

V. REPORTING OBLIGATIONS

5.1 Progress Report. On or before [* * *] until the [* * *], LICENSEE shall make a written [* * *] report to LICENSOR covering [* * *] regarding the progress of LICENSEE, its AFFILIATES and/or SUBLICENSEES toward commercialization of LICENSED PRODUCTS, [* * *]. Such report shall include [* * *]. After the first commercial sale of the first LICENSED PRODUCT, LICENSEE’s reporting obligations to LICENSOR shall be as set forth in Section 5.2.

5.2 LICENSEE, [* * *] following the first commercial sale of a LICENSED PRODUCT, shall deliver to LICENSOR true and accurate reports, pertaining to NET SALES of LICENSED PRODUCTS as follows:

[* * *]

5.3 LICENSEE shall keep full, true and accurate books of account for the purpose of showing the amounts payable to LICENSOR hereunder. Said books of account shall be kept at LICENSEE’s principal place of business. No more frequently than [* * *], LICENSOR, at its expense, may [* * *], have reviewed such books of account at LICENSEE’s principal place of business, to verify the accuracy of LICENSEE’S payments made hereunder. Such review shall be performed by an independent third party certified public accounting firm designated by LICENSOR and [* * *] acceptable to LICENSEE, during regular business hours and under conditions of confidentiality. Under no circumstances shall LICENSOR or the independent third party certified public accounting firm have access to any of the books and records of any SUBLICENSEE. LICENSOR may, however, require that LICENSEE perform or have performed, [* * *], a review of a SUBLICENSEE’s books of account to verify the accuracy of payments made by a SUBLICENSEE to LICENSEE under any SUBLICENSE, the costs and expenses of which shall be reimbursed by LICENSOR. Such verification by LICENSOR hereunder may be conducted for [* * *] following [* * *]. [* * *] If such inspection reveals any overpaid amounts, LICENSEE can deduct such amounts from future royalty payments owed to LICENSOR.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

VI. INFRINGEMENT

6.1 LICENSEE acknowledges and agrees that other than as expressly provided for in this Agreement, [* * *]. LICENSOR and LICENSEE shall promptly notify the other party in writing with respect to any claim, suit or other action brought by a third party alleging that the composition of matter, manufacture, use, import, offer for sale or sale of a LICENSED PRODUCT infringes or misappropriates any third party intellectual property rights. In the event of a third party infringement action against either party with respect to any LICENSED PRODUCTS that are developed, manufactured, marketed or sold by or on behalf of LICENSEE, LICENSEE will, subject to subsections (i) through (iii) of Section 9.5, defend LICENSOR, [* * *]. LICENSEE shall indemnify, defend and hold VCU, VA and LICENSOR harmless from any judgment to the extent resulting from the infringement of third party intellectual property rights by LICENSED PRODUCTS that are developed, manufactured, marketed or sold by or on behalf of LICENSEE, and [* * *] shall pay any damages awarded in any such judgment against Indemnitee (as defined in Section 9.5), except where such damages are attributable to the negligence, intentional misconduct, violation of law or regulation or breach of this Agreement by any Indemnitee or VCU/VA Personnel. LICENSOR will cooperate as requested by LICENSEE, [* * *]. No settlement, consent judgment, or other voluntary final disposition of any suit that would affect the validity, scope or enforceability of the LICENSED PATENT RIGHTS, by estoppel, admission or otherwise, or the LICENSOR’s rights in or to same, may be entered into without the consent of LICENSOR, not to be unreasonably withheld, delayed or conditioned such as upon additional consideration.

6.2 LICENSEE and LICENSOR shall promptly inform each other in writing of any alleged infringement of the LICENSED PATENT RIGHTS by a third party.

6.3 During the term of this Agreement, LICENSEE will have the primary right, but shall not be obligated, to prosecute at its own expense all enforcement actions against alleged or actual infringements of the LICENSED PATENT RIGHTS and, in furtherance of such right, LICENSEE may include LICENSOR, as a party plaintiff in any such suit, provided that [* * *]. LICENSEE’s right also includes without limitation, the right to defend any action for declaratory judgment of non-infringement or invalidity, and instituting, defending and settling all infringement and declaratory judgment actions [* * *] and through counsel of its own choosing. LICENSOR shall provide reasonable assistance to LICENSEE with respect to any such suits. If LICENSOR is not requested by LICENSEE to be included in any such suit, LICENSOR shall have the right to participate with counsel of its own choosing and at its own expense, in any action or suit under this Section 6.3. If LICENSOR makes any statements other than to LICENSEE or LICENSOR’s counsel regarding the infringement of LICENSED PATENT RIGHTS, LICENSOR shall be solely responsible for the costs and expenses of any declaratory judgment action relating thereto.

6.4 LICENSEE shall have [* * *] after having been notified of any alleged infringement to investigate whether infringement can be established or if an enforcement action should be taken. If LICENSEE determines that infringement exists, or that any action should be taken, then it shall have an additional [* * *] to negotiate in good faith with the alleged infringer to resolve the dispute or, at LICENSEE’s election, to commence prosecuting an infringement action (the filing period). If LICENSEE (a) at any time decides not to pursue an action against the alleged infringer, or (b) fails to commence negotiating or prosecuting an action before the end of the filing period, then LICENSEE shall notify LICENSOR of its intention not to bring suit against any alleged infringer. In those events only, LICENSOR shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the LICENSED PATENT RIGHTS, and LICENSEE hereby agrees at its discretion and upon terms to be mutually agreed by the parties, to either be named as a plaintiff in any such proceedings or to assign its rights to sue for infringement. LICENSOR shall pay all of LICENSOR’s costs and reasonable attorney fees incurred in such action brought by LICENSOR under this Section 6.4. No settlement, consent judgment, or other voluntary final disposition of the suit shall be entered into without

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the prior written consent of LICENSEE, which consent shall not be unreasonably withheld, and LICENSOR may not settle any such action whereby LICENSOR grants a license to a third party under any LICENSED PATENT RIGHTS without the prior written consent of LICENSEE, which consent may be withheld by LICENSEE in its sole discretion.

6.5 In the event that LICENSOR shall undertake the enforcement and/or defense of the LICENSED PATENT RIGHTS by litigation, any monetary recovery by LICENSOR shall be [* * *] between LICENSOR and LICENSEE, after each party recovers its attorneys fees and court costs and other related outside documented costs and expenses. In the event that LICENSEE undertakes the enforcement and/or defense of the LICENSED PATENT RIGHTS by litigation, any monetary recovery by LICENSEE shall be [* * *].

6.6 Each party will promptly notify the other party in writing if such party institutes any action or suit with regard to third party infringement of the LICENSED PATENT RIGHTS, and will in a timely manner keep the other party informed with regard to such action or suit and any related proceedings. [* * *] Distribution of any recovered amounts shall be governed by Section 6.5. In any infringement suit that either party may institute to enforce the LICENSED PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit and upon reasonable notice, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information samples, models, specimens and the like.

6.7 LICENSEE shall have the sole right, subject to approval by LICENSOR, which shall not be unreasonably withheld, delayed or conditioned such as upon additional consideration, in accordance with the terms and conditions herein, to grant a SUBLICENSE to any alleged infringer under the LICENSED PATENT RIGHTS. Prior to the payment by LICENSEE to LICENSOR of any SUBLICENSING REVENUE based on amounts received from an alleged infringer as specified in Article III, LICENSOR shall be reimbursed for any and all documented out-of-pocket expenses incurred by it, if any, in connection with any suit or action against the alleged infringer, prior to the grant of the SUBLICENSE to the alleged infringer.

6.8 In the event that any legal action brought by a third party alleging invalidity or noninfringement of any of the LICENSED PATENT RIGHTS is brought against LICENSEE or LICENSOR or VCU, LICENSEE, at its option, shall have the right within [* * *], to intervene and take over the sole defense of the action at its own expense. If LICENSEE chooses not to intervene, LICENSOR shall have the option to intervene and take over the sole defense at its own expense.

VII. TERM AND TERMINATION

7.1 This Agreement is in full force and effect from the EFFECTIVE DATE and remains in effect until the expiration of the last to expire LICENSED PATENT RIGHTS, unless sooner terminated by operation of law or by acts of either of the parties in accordance with the terms of this Agreement. On and after the expiration of this Agreement, LICENSEE shall have a fully paid up, royalty-free, irrevocable, perpetual, worldwide, fully sublicensable, [* * *] right and license to use, practice or have practiced, and otherwise exploit the LICENSED TECHNOLOGY in the FIELD OF USE.

7.2 LICENSEE may terminate this Agreement at any time for any reason or no reason by giving LICENSOR [* * *] written notice. In the event of termination of this Agreement by LICENSEE, LICENSEE shall have no further rights under this Agreement; however, LICENSEE will remain obligated for any royalties due or fees accrued or other expenses incurred for which LICENSEE is responsible hereunder, up until the date of termination including royalty on NET SALES of inventory of LICENSED PRODUCTS in stock after the date of termination.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.3 LICENSOR may terminate this Agreement upon written notice to LICENSEE if LICENSEE commits a material breach or a material default in the performance of LICENSEE’s obligations under this Agreement and, within [* * *] after receipt of written notice of such material breach or material default from LICENSOR [* * *], LICENSEE fails to cure such material breach or material default. Examples of such a material breach or material default include:

[* * *]

7.4 [* * *]

7.5 On any termination of this Agreement, LICENSEE and/or its AFFILIATES or SUBLICENSEES shall have the right to continue to sell out all remaining stocks of LICENSED PRODUCTS under the terms and conditions of this Agreement, provided LICENSEE pays LICENSOR the royalties due and payable on NET SALES of such LICENSED PRODUCTS as provided for herein.

7.6 In the event LICENSEE allows the insurance coverage that is required to be maintained under Section 9.6 to lapse, LICENSEE must notify LICENSOR in writing as soon as practicable. If LICENSEE fails to notify LICENSOR of such lapse within [* * *], this Agreement and the licenses granted herein shall immediately and automatically terminate without notice. Upon such notification by LICENSEE to LICENSOR, LICENSEE will have [* * *] to correct such lapse by obtaining the required insurance. If LICENSEE fails to correct such lapse in [* * *], this Agreement and the licenses granted herein shall immediately and automatically terminate without notice.

Upon termination of this Agreement as provided for in this Section 7.6, LICENSEE shall have the right to reinstate the effectiveness of this Agreement by obtaining the required insurance, whereupon this Agreement shall automatically become effective as of the date of reinstatement of said insurance, and shall remain in full force and effect without any further action of the parties hereto until termination or expiration of this Agreement according to Sections 7.1, 7.2, 7.3 or 7.4.

7.7 Surviving any termination or expiration are:

a.	LICENSEE’s obligation to pay royalties and fees accrued as of the effective date of any termination or expiration or accruing under Section 7.5;

b.	Any cause of action or claim of LICENSEE or LICENSOR, accrued as of the effective date of any termination or expiration, because of any breach or default by the other party; and

c.	The provisions of Sections 5.3, 7.1, 7.5, 7.6, 7.7, 7.8,7.9, 8.4, 9.5, 9.6, 9.7, 9.10. 9.11, 9.19, 9.20 and 9.21.

7.8 No relaxation, forbearance, delay or indulgence by either party in enforcing any of the terms of this Agreement or the granting of time by either party to the other shall prejudice, affect or restrict the rights and powers of the former hereunder nor shall any waiver by either party of a breach of this Agreement be considered as a waiver of any subsequent breach of the same or any other provision hereof.

7.9 LICENSOR’s exercise of the right to terminate this Agreement under this Article VII as a result of LICENSEE’s failure to meet any of the diligence requirements under Sections 4.1 or 4.2, shall be LICENSOR’s sole and exclusive remedy, and LICENSEE’s sole and exclusive liability, for LICENSEE’s failure to meet any of the diligence requirements under Sections 4.1 or 4.2.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

VIII. SUBLICENSE(S)

8.1 LICENSEE shall have the right to seek SUBLICENSES subject to the terms and conditions of this Agreement as stated in Article II and as defined in this Article VIII. AFFILIATES shall have no licenses under the LICENSED PATENT RIGHTS unless such AFFILIATES are granted a SUBLICENSE. All SUBLICENSES will be consistent with and subject to the applicable terms and conditions of this Agreement. SUBLICENSEES shall have the right to further SUBLICENSE. For the purposes of this Agreement, the LICENSEE shall be responsible to LICENSOR for the acts and omissions of its SUBLICENSEES, including its SUBLICENSEES’ compliance with the applicable terms and conditions of this Agreement. Moreover, it is understood and agreed that if an AFFILIATE or a SUBLICENSEE meets or fulfills any or all of the obligations of LICENSEE under this Agreement, and/or observes any of the terms or conditions hereof, then LICENSEE shall be deemed to have met or fulfilled such obligations or observed such terms or conditions, as the case may be. [* * *]

8.2 If LICENSEE licenses to a third party patent rights that have been licensed or assigned to, or otherwise acquired by, LICENSEE other than under this Agreement (“LICENSEE’s Patent Rights”), and LICENSEE believes, in good faith, that such third party will infringe LICENSED PATENT RIGHTS in practicing the LICENSEE’s Patent Rights, then LICENSEE will not separately grant a license to such third party under LICENSEE’s Patent Rights without concurrently granting a SUBLICENSE under LICENSED PATENT RIGHTS. [* * *] In the event that LICENSOR and LICENSEE each owns [* * *] any LICENSED PATENT RIGHTS (“Joint Patents”), LICENSEE may separately grant a license to any third party under its rights to Joint Patents without the consent of LICENSOR, provided any such license concurrently grants a SUBLICENSE under LICENSOR’s rights on the terms and conditions described in this Article VIII. LICENSOR shall not grant a license to any third party under any Joint Patents, or grant any third party the right to use, practice or otherwise exploit any Joint Patents. [* * *]

8.3 The LICENSEE will notify LICENSOR of each SUBLICENSE granted hereunder and provide LICENSOR with a redacted copy of each SUBLICENSE [* * *]. No portion of such SUBLICENSE relevant to this Agreement will be redacted.

8.4 Upon termination of this Agreement for any reason, any or all SUBLICENSES will remain in full force and effect at the sole discretion of the SUBLICENSEES, and will be assigned to LICENSOR such that such SUBLICENSEES are in direct privity with LICENSOR; provided, however, that each such SUBLICENSEE is in material compliance with the applicable provisions of this Agreement as of the effective date of such termination and agrees in writing to assume and be bound by all of the obligations of LICENSEE under this Agreement that are applicable to such SUBLICENSEE. In the event of termination of this Agreement and such assignment of any SUBLICENSE, LICENSOR will not be bound by any grant of rights broader than, nor will it be required to perform any obligation other than, those rights and obligations contained in this Agreement. Moreover, pursuant to such assignment, LICENSOR will have the sole right to modify each such assigned SUBLICENSE but only to include rights of LICENSOR that are contained in this Agreement, including the payment of [* * *].

IX. MISCELLANEOUS

9.1 Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.2 Assignment. So long as LICENSEE is not in material breach of this Agreement, LICENSEE may assign or otherwise transfer this Agreement and/or the rights acquired by it hereunder upon obtaining consent from the LICENSOR for the same (such consent will not be unreasonably withheld, delayed or conditioned such as upon additional consideration). However, LICENSEE shall be free to assign this Agreement or otherwise transfer its rights or obligations under this Agreement, to an AFFILIATE, by operation of law pursuant to an acquisition, merger, sale of stock or assets or consolidation of LICENSEE with or into a third party, or upon the transfer or sale of all or substantially all of the business or assets to which this Agreement pertains, in each case without obtaining any consent from LICENSOR. LICENSEE shall give the LICENSOR written notice of LICENSEE’s assignment or transfer of this Agreement within [* * *], along with a redacted copy of such assignment agreement, pursuant to which such assignee or transferee shall have agreed in writing to be bound by the terms and conditions of this Agreement. No portion of such assignment agreement relevant to this Agreement will be redacted. Upon completion of such assignment or transfer, the term “LICENSEE” as used herein shall refer to such assignee or transferee. If LICENSEE shall sell or otherwise transfer its entire business, and the transferee shall not have agreed in writing to be bound by the terms and conditions of this Agreement, within [* * *], the LICENSOR shall have the right to terminate this Agreement upon [* * *] written notice to LICENSEE if such transferee does not agree in writing to be bound by the terms and conditions of this Agreement within such [* * *] period.

9.3 Section left intentionally blank.

9.4 LICENSEE shall provide appropriate patent notices on all finished, packaged LICENSED PRODUCTS and/or provide for appropriate virtual marking on finished, packaged LICENSED PRODUCTS as specified in the patent and other statutes, and will require all SUBLICENSEES and/or AFFILIATES to do the same.

9.5 To the extent permitted by law, each party assumes all risks of personal injury, bodily injury including death, and property damage to the extent caused by the negligent acts or omissions of that party. LICENSEE shall at all times during the term of this Agreement and thereafter indemnify, defend and hold LICENSOR, VCU and VA, its trustees, directors, officers, employees and affiliates (collectively, “Indemnitees”) harmless against all third party claims, proceedings, demands and liabilities, including legal expenses (collectively, “Liabilities”) arising out of the death of or injury to any person or persons or out of any damages to property to the extent resulting from the research, development, production, manufacture, sale, modification, use, import or advertisement of LICENSED PRODUCTS by or on behalf of LICENSEE or its AFFILIATES or SUBLICENSEES, or to the extent resulting from LICENSEE or its AFFILIATES or SUBLICENSEES carrying out any obligation of LICENSEE hereunder. LICENSEE’s obligations under this Section 9.5 shall not apply with respect to any Liabilities that are due to the gross negligence of, or willful misconduct by, any Indemnitee or VCU/ VA Personnel. LICENSEE’s indemnification obligations under this Agreement shall in any event be conditioned upon the following: (i) the indemnified party shall provide LICENSEE with prompt written notification of any claim for which indemnity is sought; (ii) the indemnified party shall cooperate with and permit LICENSEE to assume full control of the defense and settlement of such claim; and (iii) the indemnified party shall not agree to dispose of or settle any such claim without the prior written consent of LICENSEE.

9.6 LICENSEE shall obtain and carry in full force and effect during the term hereof and for a period of [* * *] after any termination or expiration, commercial, general liability insurance. Such insurance shall be written by a reputable company authorized to do business in the Commonwealth of Virginia, shall list LICENSOR, VCU and VA as an additional insured thereunder, shall be endorsed to include LICENSED PRODUCTS liability coverage and shall require reasonable written notice to be given to

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSOR prior to any cancellation or material change thereof. The limits of such insurance shall not be less than [* * *] per occurrence with an aggregate of [* * *] for personal injury or death, and [* * *] for property damage. LICENSEE shall provide LICENSOR with Certificates of Insurance evidencing same.

9.7 Limitation on Liability. LICENSEE shall not be liable to LICENSOR, VA or VCU for any special, indirect, incidental, punitive or consequential damages (including without limitation, damages resulting from loss of use, loss of profits, interruption or loss of business or other economic loss) arising out of this Agreement or with respect to LICENSEE’s performance or non-performance hereunder, even if LICENSEE knew or should have known of the possibility of such damages.

9.8 Representations and Warranties; Disclaimers.

(a)	LICENSOR REPRESENTS AND WARRANTS ON BEHALF OF ITSELF, VCU AND VA, IN ACCORDANCE WITH THE IIA, THAT [* * *].

(b)	LICENSOR REPRESENTS (I) TO THE BEST OF ITS KNOWLEDGE [* * *]; (II) TO THE BEST OF ITS KNOWLEDGE [* * *], (III) TO THE BEST OF ITS KNOWLEDGE, ON THE EFFECTIVE DATE OF THIS AGREEMENT, [* * *], AND (IV) UPON EFFECTIVE DATE, [* * *].

(c)	EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS (I) A WARRANTY OR REPRESENTATION BY LICENSOR AS TO THE VALIDITY OR SCOPE OF ANY LICENSED PATENT RIGHTS, (II) A WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, IMPORTED, DEVELOPED, PROMOTED, OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED IN THIS AGREEMENT DOES NOT OR WILL NOT INFRINGE PATENTS, TRADE SECRETS OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES; (III) AN OBLIGATION TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR INFRINGEMENT; (IV) CONFERRING THE RIGHT TO USE IN ADVERTISING, PUBLICITY OR OTHERWISE ANY TRADEMARK, TRADE NAME, OR NAMES, OR ANY CONTRACTION, ABBREVIATION, SIMULATION OR ADAPTATION THEREOF OF VCU, VA OR LICENSOR; (V) CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS UNDER ANY PATENTS OF LICENSOR OTHER THAN THE LICENSED PATENT RIGHTS; (VI) ANY OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, UNLESS SPECIFIED IN THIS AGREEMENT; (VII) DIRECTLY OR INDIRECTLY OPERATING OR APPLYING AS A WAIVER OF SOVEREIGN IMMUNITY BY THE COMMONWEALTH OF VIRGINIA; OR (VIII) IMPOSING ANY OBLIGATION OR ANY LIABILITY ON ANY PARTY CONTRARY TO THE LAWS OF THE COMMONWEALTH OF VIRGINIA. LICENSOR DISCLAIMS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED RIGHTS, OR ANY LICENSED PRODUCTS.

(d)	OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, LICENSEE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR GUARANTEES THAT LICENSEE OR ANY AFFILIATE OR SUBLICENSEE WILL SUCCESSFULLY DEVELOP, REGISTER, OBTAIN REGULATORY APPROVAL FOR, MANUFACTURE OR COMMERCIALIZE ANY LICENSED PRODUCTS, OR THAT ANY LICENSED PRODUCT WILL BE MERCHANTABLE, FIT FOR ITS INTENDED PURPOSE OR [* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.9 For the purposes of this Agreement “Force Majeure” means any circumstances beyond the reasonable control of either party including, without limitation, any strike, lock-out, labor dispute or other form of industrial action, acts of God, acts of government (including injunctions), fire, flood, earthquake, breakdown of plant, damage to or loss, shortage or unavailability of equipment, facilities or materials, failure of suppliers, unavailability of utilities, common carriers or manufacturing, casualty or accident, civil commotion, acts of public enemies, acts of terrorism or threat of terrorist acts, blockage or embargo and the like. If either party is affected by Force Majeure, it shall forthwith notify the other party of the nature and extent thereof. Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or the non-performance, of any of its obligations under this Agreement, to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly. If the Force Majeure in question prevails for a continuous period in excess of [* * *], the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

9.10 LICENSEE shall not use the names or trademarks of LICENSOR, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from LICENSOR, or said employee, in each case, except that the LICENSEE may state that it is a LICENSEE of LICENSOR with respect to the LICENSED TECHNOLOGY and/or LICENSED PATENT RIGHTS.

9.11 Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective:

a.	on the date of delivery if delivered in person;

b.	on the date of mailing if mailed by first-class certified mail, postage paid; or

c.	on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment;

to the respective addresses given below, or to another address as designated in writing by the party changing its address.

VIRGINIA COMMONWEALTH UNIVERSITY

INTELLECTUAL PROPERTY FOUNDATION

President

Box 980568

800 E. Leigh Street, Suite 113

Virginia Commonwealth University

Richmond, VA 23298-0568

DURECT CORPORATION

Attn: Legal Department

DURECT Corporation

10260 Bubb Road

Cupertino, CA 95014

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.12 This Agreement contains the entire and only agreement and understanding between the parties and supersedes all preexisting and contemporaneous agreements, including the Option Agreement, between them respecting its subject matter. The SRA, the Bilateral Confidentiality Agreement between LICENSEE and VCU dated [* * *] (the “CDA”) and the Outgoing Materials Transfer Agreement between LICENSEE and VCU dated [* * *] shall continue in full force and effect in accordance with their terms. Any representation, promises, or condition in connection with such subject matter which is not incorporated in this Agreement shall not be binding on either party. No modification, renewal, waiver, and no termination of this Agreement or any of its provisions shall be binding upon the party against whom enforcement of such modification, renewal, waiver or termination is sought, unless made in writing and signed on behalf of such party by one of its duly authorized officers. As used herein: the word “termination” includes any and all means of bringing an end prior to its expiration by its own terms this Agreement, or any provisions thereof, whether by release, discharge, abandonment or otherwise. This Agreement may not be amended except by written agreement of the parties.

9.13 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Virginia, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. Any legal action or proceeding relating to this Agreement or any document or instrument related hereto shall be brought only in the courts of the Commonwealth of Virginia in Richmond, Virginia, and by its execution and delivery of this Agreement, LICENSEE hereby accepts for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

9.14 This Agreement may be executed in one or more counterparts and any party hereto may execute any such counterparts each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same document. It shall not be necessary in making proof of this document or any counterpart hereof to produce or account for any of the other counterparts.

9.15 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity and unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof. In the event the validity or unenforceability of any provision of this Agreement is brought into question because of the decision of a court of competent jurisdiction, the parties by mutual written agreement may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

9.16 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar failure to perform any such term or condition by the other party.

9.17 It is understood that LICENSOR and VCU are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Act of 1979). The transfer of such items may require a license from the appropriate agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. LICENSOR neither represents that license shall not be required nor, if required, it shall be issued.

9.18	All reports and documents to be forwarded to LICENSOR shall be in the English language.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.19 Proprietary Information.

(a)	Each party solely owns its Proprietary Information. Each party shall treat Proprietary Information received from the other party with the same degree of care with which it treats its own Proprietary Information, but in any event no less than a reasonable degree of care, and further agrees not to disclose such Proprietary Information to a third party without prior written consent from the party disclosing Proprietary Information. Notwithstanding the foregoing, LICENSEE may disclose the existence and terms of this Agreement and the Proprietary Information of LICENSOR, VA or VCU to: (i) LICENSEE’s employees, agents and contractors on a need to know basis for the purpose of LICENSEE performing its obligations and exercising its rights under this Agreement, including without limitation, those persons and entities involved in research, development, manufacturing, marketing, promotion, distribution, sale and/or commercialization of LICENSED PRODUCTS, LICENSED TECHNOLOGY and/or LICENSED PATENT RIGHTS, and (ii) its AFFILIATES and actual and potential acquirers, investors, assignees, transferees, licensees (including SUBLICENSEES) and other business partners, in each case under conditions of confidentiality. LICENSOR may disclose this Agreement and the Proprietary Information of LICENSEE to the VA in accordance with the IIA; provided that LICENSOR (i) only submits to the VA the Proprietary Information of LICENSEE that is necessary to meet the requirements under Article 5.2 of the IIA, (ii) labels any and all Proprietary Information of LICENSEE as “confidential” and takes whatever measures are otherwise required in order for Proprietary Information of LICENSEE to be received and treated by VA as confidential under the IIA, and (iii) in instances in which LICENSOR is aware, gives LICENSEE prior written notice of VA’s disclosure of any Proprietary Information of LICENSEE as required by law, court order or regulation and an opportunity to participate in drafting a protective order or otherwise limiting the disclosure to the extent possible.

(b)	Proprietary Information of LICENSEE shall include without limitation, [* * *].

(c)	Neither party shall use the Proprietary Information of the other party other than in performing its obligations or exercising its rights under this Agreement which, in the case of LICENSEE shall include without limitation, in connection with LICENSEE’s preparation and filing of regulatory submissions with regulatory authorities, design and conduct of clinical trials, and obtaining and/or maintaining regulatory approvals for LICENSED PRODUCTS.

(d)	The foregoing obligations of non-disclosure and non-use do not apply to Proprietary Information which: (i) was known to the recipient (or in the case of LICENSEE, its AFFILIATES or SUBLICENSEES) prior to the disclosure hereunder as shown by the recipient’s (or its AFFILIATES’ or SUBLICENSEES’) prior written records; (ii) was received by recipient (or in the case of LICENSEE, its AFFILIATES or SUBLICENSEES) from a third party not under an obligation of confidence to the discloser; (iii) is in the public domain at the time of disclosure hereunder or subsequently entered the public domain without the fault of the recipient or anyone to whom the recipient disclosed the Proprietary Information; or (iv) has been independently developed by an employee of recipient (or in the case of LICENSEE, its AFFILIATES or SUBLICENSEES) who has not had knowledge of or access directly or indirectly to Proprietary Information, and recipient or its AFFILIATES or SUBLICENSEES can substantiate any claim of independent development by written evidence; or (v) is approved for release by written authorization of the discloser.

(e)	Unless otherwise agreed to in writing by the parties, the parties shall be subject to the confidentiality, non-disclosure and non-use obligations hereunder with respect to the Proprietary Information of the other party during the term hereof and for a period of [* * *] following the expiration or earlier termination of this Agreement.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(f)	A recipient of Proprietary Information may disclose that portion of the other party’s Proprietary Information if and to the extent recipient is required to make such disclosure pursuant to law or governmental regulation or to any governmental entity having jurisdiction (including a court of competent jurisdiction), provided recipient promptly notifies the other party in writing as soon as reasonably practical or possible, prior to such disclosure, of the receipt of such request, and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure and seeks to obtain confidential treatment based on advice of their legal counsel or provides assistance to the other party in obtaining a protective order therefor if reasonably requested by the other party. For the avoidance of doubt, this Section 9.19(f) shall also apply with respect to any Freedom of Information Act (FOIA) requests that may be made with respect to this Agreement including any of its Appendices, or any other Proprietary Information of LICENSEE. To the extent permitted by law, LICENSOR agrees to redact any enabling titles of any unpublished patent applications (as well as such unpublished patent applications) listed in Appendix A, and Appendix B, from any disclosures required to be made under law or regulation or by any court, including under FOIA, and to allow LICENSEE to review, in advance of any such disclosure, the proposed disclosure and to take into account in good faith any comments that LICENSEE may provide with respect to such proposed disclosure.

(g)	Notwithstanding the foregoing or anything to the contrary herein, LICENSEE and its AFFILIATES and SUBLICENSEES may disclose Proprietary Information if required by (i) laws, rules or regulations of a securities exchange or other government agency, such as the Securities and Exchange Commission, (ii) a governmental authority or agency for purposes of obtaining or maintaining approval to test or market a LICENSED PRODUCT, or (iii) a patent office for the purposes of filing, prosecuting or otherwise obtaining or maintaining intellectual property rights. In addition to the foregoing, LICENSEE and its AFFILIATES and SUBLICENSEES may disclose the terms of this Agreement in footnotes to their financial statements, to the extent required under generally accepted accounting principles.

(h)	Upon any termination or expiration of this Agreement, each party shall promptly return to the other party (or destroy at the other party’s written election) any and all Proprietary Information of the other party (including copies, summaries, excerpts, extracts or other reproductions and embodiments thereof) in any form including electronic form (including electronic media such as DVD, CD-ROM, electronic copies or any material resident in the hard or external drive of any computer), and any other materials otherwise containing or reflecting any Proprietary Information of the other party that is in such party’s possession, custody or control. Notwithstanding the foregoing, each party may retain one (1) copy of the other party’s Proprietary Information for the sole purposes of monitoring its ongoing obligations hereunder.

(i)	The parties may disclose the existence of this Agreement which, in the case of LICENSOR, shall be limited to disclosure to the extent required by VCU policies and further limited to describing in general terms the LICENSED TECHNOLOGY and LICENSED PATENT RIGHTS as follows: the name and number of any published patent application or patent that is included in the LICENSED PATENT RIGHTS, non-enabling titles of any unpublished patent applications listed in Appendix A and the fact that the LICENSED PATENT RIGHTS have been licensed to LICENSEE. LICENSOR shall notify LICENSEE in writing in advance of any required disclosure of the existence of this Agreement and/or description of the LICENSED TECHNOLOGY or LICENSED PATENT RIGHTS, which in each case shall be subject to LICENSEE’s review and comment.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.20 Publications. LICENSOR agrees not to publish, present or otherwise disclose any Proprietary Information of LICENSEE. LICENSEE shall be furnished copies of any proposed disclosure, publication or presentation (including any modifications thereof which LICENSEE has not yet reviewed) containing or referring to any LICENSED TECHNOLOGY or LICENSED PATENT RIGHTS at least [* * *] before submission of such proposed disclosure, publication or presentation. With regard specifically to modification(s) to a disclosure, publication or presentation that LICENSEE has already reviewed prior to such modification(s), LICENSOR agrees that any Proprietary Information of LICENSEE which has been identified in writing by LICENSEE shall be deleted from the disclosure, publication or presentation and LICENSOR shall send LICENSEE a statement verifying that this has been done along with a final copy including the revision. In no event shall LICENSEE’s review of any modification to a disclosure, publication or presentation exceed the original [* * *] review period unless LICENSEE requests delay for patent protection. During its review period(s), LICENSEE shall have the right to review the material for Proprietary Information of LICENSEE and to assess the patentability of any invention described in the material. If LICENSEE decides that a patent application should be filed, the disclosure, publication or presentation shall be delayed an additional [* * *] or a shorter period of time if LICENSEE consents in writing, whichever is sooner. At LICENSEE’s written request, Proprietary Information of LICENSEE shall be deleted. For the avoidance of doubt, proposed disclosures from LICENSOR to VCU shall be deemed and treated as proposed disclosures for the purposes hereof. Although LICENSEE shall have the option not to include its name on any publication or presentation, at LICENSEE’s request, any disclosure, publication or presentation made by LICENSOR and relating to LICENSED TECHNOLOGY or LICENSED PATENT RIGHTS shall acknowledge LICENSEE’s contribution thereto in accordance with customary scientific practice.

9.21 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as first above written.

AGREED AND ACCEPTED:

DURECT CORPORATION:

By:	/s/ James E. Brown	Date:	December 5, 2012
Title	C.E.O.

VIRGINIA COMMONWEALTH UNIVERSITY
INTELLECTUAL PROPERTY FOUNDATION

By:	/s/ Ivelina S. Metcheva	Date:	December 5, 2012
Ivelina S. Metcheva, Ph.D., MBA
Director, VCU Office of Technology Transfer
President VCU Intellectual Property Foundation

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX A

LICENSED PATENT RIGHTS

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Proprietary Information

APPENDIX B

FEES AND ROYALTIES

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX C

IIA